Exhibit 21
Subsidiaries of
LEXMARK INTERNATIONAL, INC.

Subsidiaries	State or Country of Incorporation
Blue Mark International SA	France
CEEmark-CS Ltd	Jersey
CEEMark CS Slovakia s.r.o.	Slovakia
CEEMark CS Czeh s.r.o.	Czech Rep
Lexmark Asia Pacific Corporation, Inc.	Delaware
Lexmark Canada, Inc.	Canada
Lexmark Deutschland GmbH	Germany
Lexmark Espana, L.L.C.	Delaware
Lexmark Espana, L.L.C. & Cia, S.C.	Spain
Lexmark Europe Holding Company I, L.L.C.	Delaware
Lexmark Europe Holding Company, II, L.L.C.	Delaware
Lexmark Europe S.A.R.L.	France
Lexmark Europe Trading Corporation, Inc.	Delaware
Lexmark Handelsgesellschaft m.b.H.	Austria
Lexmark Internacional Mexicana, S. de R.L. de C.V.	Mexico
Lexmark Internacional, S.A. De C.V.	Mexico
Lexmark Internacional Servicios, S. de R.L. de C.V	Mexico
Lexmark International (Asia) S.A.R.L.	Switzerland
Lexmark International (Australia) PTY LTD	Australia
Lexmark International B.V.	Netherlands
Lexmark International (China) Limited	China
Lexmark International (Czech) s.r.o.	Czech Republic
Lexmark International De Argentina, Inc.	Delaware
Lexmark International De Chile Ltda	Chile
Lexmark International De Mexico, Inc.	Delaware
Lexmark International de Peru, SRL	Peru
Lexmark International de Uruguay S.A.	Uruguay
Lexmark International Do Brasil Ltda	Brazil
Lexmark International Egypt Ltd.	Egypt
Lexmark International Financial Services Company Ltd.	Ireland
Lexmark International Hungaria Kft	Hungary
Lexmark International (India) Private Limited	India
Lexmark International Investment Corporation	Delaware
Lexmark International, K.K.	Japan
Lexmark International (Korea), Inc.	Korea
Lexmark International Logistics, BV	Netherlands
Lexmark International Ltd.	U.K.
Lexmark International (Malaysia) Sdn. Bhd.	Malaysia
Lexmark International Manufacturing BV	Netherlands
Lexmark International Middle East FZ-LLC	Dubai
Lexmark International Maroc Sarl	Morocco
Lexmark International (Philippines), Inc.	Philippines
Lexmark International Polska Sp.Zo.o	France
Lexmark International (Portugal) Servicos de Assistencia e Marketing, Unipessoal, Lda	Portugal
Lexmark International Puerto Rico	Puerto Rico

Subsidiaries	State or Country of Incorporation
Lexmark International S.A.	Belgium
Lexmark International S.A.S.	France
Lexmark International SCI	France
Lexmark International (Scotland) Ltd.	Scotland
Lexmark International Service and Support Center Limited	Ireland
Lexmark International (Singapore) PTE LTD	Singapore
Lexmark International South Africa (Pty) Limited	South Africa
Lexmark International S.r.l.	Italy
Lexmark International Technology S.A.	Switzerland
Lexmark International Trading Corp.	Delaware
Lexmark Mexico Holding Company, Inc.	Delaware
Lexmark Nordic, L.L.C.	Delaware
Lexmark Operaciones Mexico, S. de R.L de C.V.	Mexico
Lexmark Printer (Shenzhen) Company Ltd.	China
Lexmark Receivables Corporation	Delaware
Lexmark Research & Development Corporation	Philippines
Lexmark S.A. (Korea) LTD	Korea
Lexmark (Schweiz) AG	Switzerland
Lexmark Solution Services (Australia) PTY Ltd	Australia
Lexington Tooling Corporation	Delaware
PERA Bilgi Islem Urunleri Ticaret Limited Sirketi	Turkey
Societe Printmark SA	France
Solution Services Europe GmbH	Germany